Exhibit 99.2

ZIOPHARM Oncology, Inc.

One First Avenue
Parris Building 34, Navy Yard Plaza
Boston, MA 02129

NOTICE IS HEREBY GIVEN, pursuant to Section 228(e) of the Delaware General Corporation Law, that the holders of a majority of the outstanding shares of common stock of ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), have taken the following actions by written consent and without a meeting:

1.	Any provision of the By-Laws of the Company (the “By-Laws”) that was not included in the By-Laws that were in effect and filed with the U.S. Securities and Exchange Commission on September 22, 2020 was repealed. No provision of the By-Laws was adopted after September 22, 2020, so this action had no effect;

2.	Scott Tariff was removed from the Board of Directors of the Company (the “Board”) with immediate effect; and

3.	Jaime Vieser and Holger Weis were elected to the Board as directors.

The foregoing actions became effective on December 15, 2020.

By order of the Board of Directors.

/s/ Robert Hadfield

General Counsel and Secretary

Boston, Massachusetts

December 18, 2020